As filed with the Securities and Exchange Commission on May 6, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOLLO GLOBAL MANAGEMENT, LLC

(Exact name of registrant as specified in its charter)

Delaware	20-8880053
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan

(Full Title of the Plan)

John J. Suydam, Esq.

Chief Legal Officer

Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Class A shares	32,357,013(2)	$16.41(2)	$530,978,584(2)	$53,470[1]

(1)	Class A shares represent Class A limited liability company interests, no par value per share, of Apollo Global Management, LLC. The Class A shares registered on this Registration Statement have been approved for issuance under the Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional Class A shares of Apollo Global Management, LLC, as may be issued with respect to the Class A shares being registered by way of share distributions, share splits or similar transactions.
(2)	Class A shares underlying grants to be made under the Plan after the date hereof. Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the registration fee is calculated based on a price of $16.41 per Class A share, which is the average of the high and low price per Class A share as reported by The New York Stock Exchange on May 5, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S–8 is being filed for the purpose of registering an additional 32,357,013 Class A shares of Apollo Global Management, LLC (the “Company”) reserved for issuance under the Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan (the “Plan”). These additional Class A shares are of the same class as other securities for which an original registration statement (File No. 333-173161) on Form S-8 was filed with the Securities and Exchange Commission on March 30, 2011. Of these additional Class A shares, (i) 7,344,308 have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan, which provides that the total number of units subject to the Plan shall be increased on the first day of each fiscal year pursuant to a specified formula, and (ii) the balance have become reserved for issuance as a result of the operation of the section of the Plan that provides that if shares subject to an award that are forfeited, cancelled, exchanged or surrendered, or if an award otherwise terminates or expires without a distribution of shares to the participant, such shares will again be available for outstanding or new awards under the Plan. Applicable authority is not settled on whether shares described in clause (ii), if previously subject to restricted share units, must be registered on Form S-8. The Company is registering such shares under this Registration Statement out of an abundance of caution.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 29, 2016;

(b)	the Company’s Current Reports on Form 8-K, filed with the Commission on March 1, 2016 and March 15, 2016; and

(c)	Registration Statement on Form 8-A for the registration of the Class A shares pursuant to Section 12(b) of the Exchange Act (File No. 001-35107), filed on March 21, 2011.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

4.1	Certificate of Formation of Apollo Global Management, LLC (incorporated by reference to Exhibit 3.1 of the Form S-1 filed by the Company on April 8, 2008 (File No. 333-150141) (the “Form S-1”))

4.2	Amended and Restated Limited Liability Company Agreement of Apollo Global Management, LLC dated as of July 13, 2007 (incorporated by reference to Exhibit 3.2 of the Form S-1)

4.3	Amended and Restated Limited Liability Company Operating Agreement of AGM Management, LLC dated as of July 10, 2007 (incorporated by reference to Exhibit 10.1 of the Form S-1)

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP*

10.1	Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan, as amended and restated as of March 10, 2011 (incorporated by reference to Exhibit 8.1 of the Form S-1/A filed by the Company on March 21, 2011)

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 6th day of May 2016.

APOLLO GLOBAL MANAGEMENT, LLC

By:	AGM Management, LLC
its Manager

By:	BRH Holdings GP, Ltd.
its Sole Member

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of May 2016.

Signature	Title

/s/ Leon D. Black	Chairman, Chief Executive Officer and Director
Leon D. Black	(principal executive officer)

/s/ Joshua J. Harris	Director
Joshua J. Harris

/s/ Marc J. Rowan	Director
Marc J. Rowan

/s/ Martin Kelly	Chief Financial Officer
Martin Kelly	(principal financial officer)

/s/ Chris Weidler	Chief Accounting Officer
Chris Weidler	(principal accounting officer)

/s/ Michael Ducey
Michael Ducey	Director

/s/ Paul Fribourg
Paul Fribourg	Director

/s/ Robert Kraft
Robert Kraft	Director

/s/ A.B. Krongard
A.B. Krongard	Director

/s/ Pauline Richards
Pauline Richards	Director

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Certificate of Formation of Apollo Global Management, LLC (incorporated by reference to Exhibit 3.1 of the Form S-1 filed by the Company on April 8, 2008 (File No. 333-150141) (the “Form S-1”))

4.2	Amended and Restated Limited Liability Company Operating Agreement of Apollo Global Management, LLC dated as of July 13, 2007 (incorporated by reference to Exhibit 3.2 of the Form S-1)

4.3	Amended and Restated Limited Liability Company Operating Agreement of AGM Management, LLC dated as of July 10, 2007 (incorporated by reference to Exhibit 10.1 of the Form S-1)

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

10.1	Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan, as amended and restated as of March 10, 2011 (incorporated by reference to Exhibit 8.1 of the Form S-1/A filed by the Company on March 21, 2011)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney